Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-59279 and 333-34655 of Duke Energy Corporation on Form S-8 of our report dated June 24, 2004, appearing in this Annual Report on Form 11-K of Duke Energy Retirement Savings Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

June 28, 2004